Exhibit 99.2

NioCorp Expands Non-Brokered Private Placement in Response to Strong Investor Demand

CENTENNIAL, Colo. – January 30, 2017 – NioCorp Developments Ltd. (“NioCorp” or the "Company”) (TSX: NB, OTCQX: NIOBF, FSE: BR3), is pleased to announce, further to its January 27, 2017 announcement of a non-brokered private placement of Units at a price of C$0.70 per Unit (the “Offering”), that due to strong investor demand it has increased the maximum gross proceeds of the Offering to C$2.5 million from C$2 million. Further, the Company has received expressions of interest from certain investment dealers, and has agreed to pay fees comprised of a commission and broker warrants in respect of certain subscriptions originated by such investment dealers in each case for services outside of the United States.

Each Unit will consist of one common share of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant will entitle the holder thereof to acquire one additional Common Share at C$0.85 per Common Share for a period of 36 months from the closing of the Offering.

The closing of the Offering is expected on or about the week of February 10, 2017 and is subject to certain conditions including, but not limited to, the receipt of all necessary regulatory approvals including the approval of the Toronto Stock Exchange. Full details of the Offering are available in the Company’s January 27, 2017 announcement, seen here.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. These securities have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States, or to, or for the account or benefit of, a U.S. person or person in the United States absent such registration or an applicable exemption from such registration requirements. United States and U.S. person are as defined in Regulation S under the U.S. Securities Act.

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
President, CEO, Chairman and Director

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NioCorp Developments Ltd.  (TSX: NB   |   OTCQX: NIOBF   |   FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650 www.NioCorp.com

Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

For More Information: Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska with an aim to produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements related to the anticipated closing, size and structure of the Offering. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or positions expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; the risks involved in the exploration, development, and mining business, and the risks set forth under the heading “Risk Factors” in the Company’s S-1 registration statement and other filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

NioCorp Developments Ltd.  (TSX: NB   |   OTCQX: NIOBF   |   FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650 www.NioCorp.com